UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report

(Date of earliest

event reported):	December 12, 2007

Commission	Name of Registrant, State of Incorporation, Address of	IRS Employer
File Number	Principal Executive Offices and Telephone Number	Identification Number

1-9894	Alliant Energy Corporation	39-1380265
(a Wisconsin corporation)
4902 N. Biltmore Lane
Madison, Wisconsin 53718
Telephone (608) 458-3311

0-4117-1	Interstate Power and Light Company	42-0331370
(an Iowa corporation)
Alliant Energy Tower
Cedar Rapids, Iowa 52401
Telephone (319) 786-4411

0-337	Wisconsin Power and Light Company	39-0714890
(a Wisconsin corporation)
4902 N. Biltmore Lane
Madison, Wisconsin 53718
Telephone (608) 458-3311

This combined Form 8-K is separately filed by Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company.

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)         On December 12, 2007, the Compensation and Personnel Committee (the “Committee”) of the Board of Directors (the “Board”) of Alliant Energy Corporation (“Alliant Energy”), Interstate Power and Light Company (“IP&L”) and Wisconsin Power and Light Company (“WP&L,” and together with Alliant Energy and IP&L, the “Company”) approved the 2008 Management Incentive Compensation Plan (the “MICP”), which is an annual cash bonus plan. Under the MICP, the Company’s named executive officers will be eligible, upon attaining certain corporate and personal performance goals, to receive a target cash bonus of a stated percentage of annual base salary, with a maximum possible bonus of two times their target bonus. The threshold corporate performance goal is to achieve the midpoint of 2008 guidance provided for utilities earnings per share from continuing operations. The Committee also set the 2008 target cash bonus levels at its December 12 meeting. For 2008, the target bonus percentages for the named executive officers are: William D. Harvey, 95% (or $802,750); Eliot G. Protsch, 70% (or $346,500); Barbara J. Swan, 55% (or $206,250); Thomas L. Aller, 45% (or $120,375); and Dundeana K. Doyle, 40% (or $102,000). Other than the threshold corporate performance goal, performance goals have not yet been set.

On December 12, 2007, the Committee approved a form of Performance Contingent Restricted Stock Agreement and a form of Performance Share Agreement under Alliant Energy Corporation’s 2002 Equity Incentive Plan, as amended and restated (the “Plan”). The Committee also approved grants of performance contingent restricted stock (“Restricted Stock”) and performance shares (“Performance Shares”) in shares of common stock of Alliant Energy Corporation, effective January 2, 2008, to named executive officers of the Company under the Plan for which the form of Performance Contingent Restricted Stock Agreement and the form of Performance Share Agreement will serve as the award agreements. The form of Performance Contingent Restricted Stock Agreement and form of Performance Share Award Agreement referred to above are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Restricted Stock awards will vest if the performance goal of an increase in net income from continuing operations of 119% (based on compounded annual net income growth from continuing operations of 6% per year for three years) is met over the course of the two, three or four years following the grant date. If the goal is not met within the four years following the grant date, the Restricted Stock awards are forfeited. The payout of the Performance Shares will be based upon the Company’s total shareowner return over three years compared to the S&P 400 Midcap Utilities Index (the “Index”) over the same period. The Performance Share payouts can range from 0% of target if the threshold total shareowner return is not met to 200% of target if the Company’s total shareowner return is at or above the 90th percentile of the Index. The target Performance Share award is met when the Company’s total shareowner return is 100% of the total shareowner return of the Index. Performance Shares allow the executive to receive payment in shares of the Company’s common stock, in cash in an amount representing the value of the number of shares awarded, or a combination of both adjusted by the performance multiplier. For 2008, the dollar value of the share awards for the named executive officers are: William D. Harvey, $1,056,250 of each of Restricted Stock and target Performance Shares; Eliot G. Protsch, $371,250 of each of Restricted Stock and target Performance Shares; Barbara J. Swan, $234,375 of each of Restricted Stock and target Performance Shares; Thomas L. Aller, $93,625 of each of Restricted Stock and target Performance Shares; and Dundeana K. Doyle, $89,250 of each of Restricted Stock and target Performance Shares. The final number of shares will be determined based on the fair market value of the common stock of Alliant Energy Corporation on January 2, 2008.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(10.1)	Form of Alliant Energy Corporation Performance Contingent Restricted Stock Agreement

(10.2)	Form of Alliant Energy Corporation Performance Share Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company have each duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION

Date: December 18, 2007	By: /s/ Thomas L. Hanson
Thomas L. Hanson
Vice President-Controller and
Chief Accounting Officer

INTERSTATE POWER AND LIGHT COMPANY

Date: December 18, 2007	By: /s/ Thomas L. Hanson
Thomas L. Hanson
Vice President-Controller and
Chief Accounting Officer

WISCONSIN POWER AND LIGHT COMPANY

Date: December 18, 2007	By: /s/ Thomas L. Hanson
Thomas L. Hanson
Vice President-Controller and
Chief Accounting Officer

ALLIANT ENERGY CORPORATION

INTERSTATE POWER AND LIGHT COMPANY

WISCONSIN POWER AND LIGHT COMPANY

Exhibit Index to Current Report on Form 8-K

Dated December 12, 2007

Exhibit

Number	Exhibit

(10.1)	Form of Alliant Energy Corporation Performance Contingent Restricted Stock Agreement

(10.2)	Form of Alliant Energy Corporation Performance Share Agreement